
CONTRACT SUMMARY BRIEF
                              ContractNumber  281
                              ProducerNumber  23557
                                ContractType  P                                                            80% of Residue Gas
                                ContractDate  2/12/74
                               EffectiveDate  2/12/74
                                ContractTerm  1188                                                             50% of Liquids
                              ExpirationDate  01-Dec-99
                                 RenewalCode  A                                                                (HAND WRITTEN)
                       TerminationNoticeDays  0
                   UnprofitabilityNoticeDays  30
                             MeasurementTest  6
                                     BtuTest  6
                                 PaymentDays  30
                              AuditProvision  0
                         ProductSalesPercent  0.5
                            ProductSalesBase  99
                         ResidueSalesPercent  0.8
                              ResidueGasBase  99
                      CondensateSalesPercent  0
                         CondensateSalesBase  99
                          WellheadPriceCode
                                  FixedPrice  0
                                   IndexCode  0
                             IndexAdjustment  0
                                   BasePrice  0
                        PercentPriceIncrease  0
                           PriceIncreaseBase  0
                               UnitOfMeasure  Mmbtu
                                PressureBase  14.65
                                 Deduct1Code  30
        Deduction Rate Codes.DeductRateDesc.  Third Creek Gathering
             Deduction Rate Codes.DeductRate  0.12
        Deduction Rate Codes.Unit of Measure  Mcf
                             Deduct1CalcCode  9
  Deduction Calculation Codes.DeductCalcDesc  Wellhead Mcf
                                 Deduct2Code                     99
       Deduction Rate Codes 3.DeductRateDesc  Not Applicable
       Deduction Rate Codes 3.DeductRateDesc  0
     Deduction Rate Codes 3.Unit of Measure
                             Deduct2CalcCode  99
Deduction Calculation Codes 1.DeductCalcDesc  Not Applicable
                                 Deduct3Code  99
      Deduction Rate Codes 1.DeductRate Desc  Not Applicable
           Deduction Rate Codes 1.DeductRate  0
     Deduction Rate Codes 1.Unit of Measure
                             Deduct3CalcCode  99
Deduction Calculation Codes 2.DeductCalcDesc  Not Applicable
                                 Deduct4Code  99
       Deduction Rate Codes 2.DeductRateDesc  Not Applicable
           Deduction Rate Codes 2.DeductRate  0
     Deduction Rate Codes 2.Unit of Measure
                             Deduct4CalcCode  99
Deduction Calculation Codes 3.DeductCalcDesc  Not Applicable
                                 PayOperator  FALSE

                                                                             Denver Central System, Elbert County, Legal
                                                                             Description:
                                                                             Sec4,T6S,R62W, Koch Contract Number 1875


                                                                             Term is Life of Lease Renewal Code "E" above is
                                                                             the only code
                              LastUpdateUser  fres
                              LastUpdateDate  05-Sep-97
                       MaximumResiduePercent  0
                       MinimumResiduePercent  0
                       MaximumLiquidsPercent  0
                       MinimumLiquidsPercent  0
                          MaximumVolumeLimit  0
                          MinimumVolumeLimit  0
                             VolumeLimitCode  1
                           VolumeMeasureCode  1
                        EthaneRecoveryFactor  0
                       PropaneRecoveryFactor  0
                     IsoButaneRecoveryFactor  0
                  NormalButaneRecoveryFactor  0
                    IsoPentaneRecoveryFactor  0
                 NormalPentaneRecoveryFactor  0
                       HexanesRecoveryFactor  0
                            RecoveryCalcCode  99
                       GuaranteedFL&Upercent  0
                                FL&UCalcCode  99

                             Contract Number                         Third
                                              Meter                  Party
                                              Number                 Number  Meter Name
                                         281                   1413          HAY 4-5
                                         281                   1414          WHITEHEAD 8-9
                                         281                   1415          WHITEHEAD 4-13
                                         281                   1416          WHITEHEAD 4-11
                                         281                   1417          MILLER 6-15,6-9
                                         281                   1428          MORRIS 13-4 & 14-8
                                         281                   1430          MORRIS 13-14
                                         281                   1431          SARTI 24-2,6,10
                                         281                   1434          WHITEHEAD 12-16
                                         281                   1435          WHITEHEAD 18-4
                                         281                   1436          WHITEHEAD 12-1,12-7
                                         281                   1438          MILLER 6-13
                                         281                   1439          MILLER 6-11
                                         281                   1440          MILLER 6-7

                                                            #281  (HAND WRITTEN)
                                                       TCK - 1927 (HAND WRITTEN)

                                    AMENDMENT

                                       TO

                               GAS SALES AGREEMENT

     This agreement, made and entered into as of the 1st day of August, 1986 by and between BWAB, INC., hereafter referred to as "Seller" and SUN OPERATING LIMITED PARTNERSHIP, hereinafter referred to as "Buyer".

     WHEREAS, Seller and Buyer are parties to that certain Gas Sales and Purchase Contract dated February 12, 1974, covering the sale and purchase of gas for processing for the recovery of liquefiable products and residue gas covering certain properties in Arapahoe and/or Elbert Counties, Colorado; and,

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, Seller and Buyer hereby agree that the Gas Sales and Purchase Contract dated February 12, 1974, as it may previously have been amended, is hereby further amended by eliminating in its entirety Article IX Price and inserting the following in lieu thereof:

                                   ARTICLE IX
                                      PRICE

     9. 1 (a) The price to be paid by BUYER to SELLER for Residue Gas shall be an amount equal to eighty percent (80%) of the net proceeds from the sale of residue which is attributable to the gas delivered hereunder, except as set out in paragraph 6 (c) below. The actual residue gas measured and delivered from the processing plant will be allocated and attributed to each producing source in a similar manner reflecting actual allocated fuel consumed, allocated gains or losses experienced in the gathering and processing of all streams, and allocated shrinkage due to recovery of liquid products.
4M6/2130 (1)

                                 51805 (STAMPED)

     Liquid allocations and shrinkage volumes attributable to the recovery of plant liquids will be based on the most recently published GPA Standard 2145 and testing procedures conducted on all plant and lease streams in a similar manner. Such tests shall be run on a semiannual basis.

     The "total actual volume of residue gas remaining" shall be measured by a suitable orifice meter or meters of standard make to be installed and kept in repair by BUYER at the Plant. For all purposes of this agreement, the quantity of gas processed through the Plant during any period shall be treated as SELLER'S gas delivered hereunder in the proportion which the quantity of gas delivered hereunder during such period bears to the total quantity of gas delivered to the Plant from all sources during such period.

     (b) As additional compensation for said gas, it is agreed that BUYER shall pay SELLER for the gas delivered hereunder a price computed by multiplying the gallons of Liquid Products, i.e., natural gasoline, butane, propane and ethane, recovered and saved at the Plant and attributable to the gas delivered hereunder during any month by the sales price per gallon of such liquid products as hereinafter defined, and by multiplying the result thus obtained by fifty percent (50%). The gallons of liquid product attributable to the gas delivered hereunder shall be determined by multiplying the measured quantity of each liquid product recovered and saved at the Plant during the month by a fraction, the numerator of which is the theoretical gallons of each liquid product contained in the gas delivered hereunder during such month (determined by multiplying each liquid product content per thousand cubic feet, arrived at by test, by the quantity of gas delivered hereunder during such month expressed in thousands of cubic feet) and the denominator of which is the total theoretical gallons of each liquid product contained in all the gas delivered to the Plant during such month.
4M6/2130 (2)

                              5 1 8 0 5  (STAMPED)

     The sales price per gallon of such liquid products shall be the weighted average sales price net at the Plant received per gallon of liquid products by BUYER during the month for which accounting is made. If there are no liquid products sold at the Plant during such month, the market value at the Plant of such liquid products shall control.

     (c) For gas qualifying under the NGPA, the prices referred to above shall be contingent upon SELLER filing for and receiving regulatory approval for the maximum price allowable under the Natural Gas Policy Act of 1978 for the residue attributable to the gas covered by this agreement.

     Except as herein amended, and heretofore amended, said Gas Sales and Purchase Contract shall remain in full force and effect and as originally written.

     In consideration of Buyer paying the aforementioned price to Seller for gas subject to aforementioned contract dated February 12, 1974, as amended, Seller will repay to Buyer those proceeds paid by Buyer to Seller in excess of the price determined to be proper, by the Federal Energy Regulatory Commission or any other federal or state regulatory body or bodies having jurisdiction thereof. Seller agrees to make above refund to Buyer within sixty (60) days of proper notification to Seller by Buyer that the price heretofore agreed upon is in excess of the maximum price allowed by regulatory body. Buyer may withhold any proceeds due Seller for gas attributable to said contract until the full refund is made, beginning with the sixty-first days' production after proper notification has been given Seller, if Seller has not refunded that amount in excess of the proper price as determined by and of the aforementioned
regulatory  body  or  bodies   having  jurisdiction  thereof.
     This  amendment  shall  become  effective  on  August  1,  1986.

4M6/2130 (3)

                              5 1 8 0 5  (STAMPED)

     If the foregoing is acceptable to you, please evidence your acceptance and agreement to be bound in accordance herewith by executing and returning two copies of this agreement. One fully executed copy will be returned for your files.



"SELLER"                               "BUYER"

BWAB,  Incorporated                    SUN  OPERATING  LIMITED  PARTNERSHIP,
                                       BY  SUN  EXPLORATION  AND  PRODUCTION
                                       COMPANY, Its Managing General Partner



ACCEPTED  AND  AGREED  TO  THIS
9TH DAY OF JULY(HAND  DATED , 1986.
----   ----------------------

                                       BY    (SIGNED)
                                          --------------------------------------
                                       MANAGER, GAS PURCHASES AND TRANSPORTATION



BY  (SIGNED)
  -----------------------------
           Vice  President



ATTEST



    (SIGNED)
  -----------------------------

4M6/2130 (4)

                              5 1 8 0 5  (STAMPED)

                                                                         GWG-OWG
                                                                        11-19-73



                         GAS SALES AND PURCHASE CONTRACT
                                     BETWEEN
                           SUN OIL COMPANY (DELAWARE)

                                                             Buyer

                                       AND
                               BANDER OIL COMPANY



                     ARAPAHOE AND ELBERT COUNTIES, COLORADO


                                              Replaces  Contract
                                              40480 dated 10-15-7 (HAND WRITTEN



                              51805 (HAND WRITTEN)
                                    --------------

                           I N D E X
                           ---------


ARTICLE                            PAGE
I                  Definitions                             1-3
II                 Purpose and  Commitments                  3
III                Delivery Date  and Place                4-5
IV                 Quantity                                5-6
 V                 Quality                                 6-7
VI                 Meters and  Computations  of Volumes   7-10
VII                Tests                                 10-11
VIII               Residue Gas                           11-13
IX                 Price                                    13
X                  Payment                               13-14
XI                 Warranty                                 14
XII                Reservations of  Parties              14-15
XIII               Royalty and Taxes                        15
XIV                Drip                                     16
XV                 Force Majeure                         16-17
XVI                Unprofitable Gas                         17
XVII               Producing Schedule                    17-18
XVIII              Right-of-Way                             18
XIX                Indemnity                                18
XX                 Scope                                    18
XXI                Regulatory Bodies                        19
XXII               Unitization                              19
XXIII              Term                                     19
XXIV               Counterpart Execution                    20
XXV                Assignment                               20
XXVI               Notices                               20-21
                   Exhibit "A"                              22

                               40480 - A (STAMPED)
                                         ---------

                         GAS SALES AND PURCHASE CONTRACT
     THIS  CONTRACT,  made   and  entered  into  as  of the 12th day of February
                                                            ----        --------
1974,  by  and  between        BANDER OIL COMPANY     hereinafter referred to as
"Seller",  and  SUN  OIL COMPANY (DELAWARE), hereinafter referred to as "Buyer".

                                WITNESSETH THAT:
     WHEREAS, Seller owns and holds a certain valid and subsisting lease or leases and/or interest therein covering lands in Arapahoe and Elbert Counties, Colorado, which lease/s and land/s are more particularly described in Exhibit "A" attached hereto and made a part hereof; and,

     WHEREAS, subject to the terms and conditions hereof, Seller desires to sell and Buyer desires to purchase all the gas, and herein defined, now or hereafter produced from the said lease/s and land/s; and,

     WHEREAS, Buyer intends or has constructed a Gas Plant and desires to purchase said gas for processing for the recovery and disposition of plant products as herein provided.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable considerations, the receipt of which is hereby acknowledged, and other payments and covenants hereinafter specified, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 For the purpose of this contract, certain terms and expressions herein used are defined, as follows:

                               40480 - A (STAMPED)
                                         ---------

     a. "Gas" shall mean both "oil-well gas" and "gas-well" gas. "Oil-well gas" shall mean gas issuing from oil wells whether produced from the same strata from which oil is produced, or by the induction of gas with compressors or other means for flowing oil and gas vaporized from oil after production. "Gas-well gas" shall mean all gas which is not oil-well gas.

     b. "Gas plant" or "plant" shall mean all tanks, machinery, equipment, fixtures, appliances, pipe, valves, fitting and material of any nature of kind whatsoever located, or to be located, on the site or sites at which the compressing and processing facilities of Buyer are located, all easements pertaining to such site or sites and the operation of the plant; gas gathering system, and any and all other facilities and appurtenances located, or to be located, on or away from such site or sites deemed by Buyer to be necessary for the successful operation of the plant.

     c. "Liquid products" shall mean commercial propane, commercial butanes and natural gasoline, individually or as a mixture, and any other liquid product recovered in Buyer's plant.

     d. "Residue gas" shall mean that portion of the natural gas remaining after shrinkage due to recovery of liquid products.

     e. "Residue gas remaining" shall mean residue gas as herein defined, less such portion thereof required for plant operations.

     f. "Surplus residue gas" shall mean residue gas remaining as herein defined, less such portion thereof returned to leases from which natural gas is supplied to the plant.

     g. "Plant products" shall mean any one or all of liquid products, and surplus residue gas as above defined.

     h. "Cubic foot of gas" shall mean the amount of gas necessary to fill a cubic foot of space, when the gas is at a pressure of fourteen and sixty-five one hundredths (14.65) pounds per square inch absolute and at a temperature of sixty (60) degrees Fahrenheit.

     i.     "Day" shall mean a period of twenty-four  (24) consecutive     hours
beginning  and  ending  at  7:00  o'clock  A.M.  Rocky  Mountain  time.

     j. "Month" shall mean the period beginning at 7:00 o'clock A.M. on the first day of a calendar month and ending at 7:00 o'clock A.M. on the first day of the next succeeding calendar month.

                                   ARTICLE II
                            PURPOSE  AND COMMITMENTS

     2.1 The gas hereby sold is conveyed to Buyer for the purpose of recovering and disposing of such plant products as are made from time to time.

     2.2 Subject to the stipulations and conditions herein specified and to the extent of Seller's interest, Seller hereby commits, grants, bargains, sells and agrees to deliver to Buyer, and Buyer agrees to purchase and receive from Seller, Seller's share of all gas produced from all formations from the surface of the ground to the base of the lowest formation of Cretaceous Age from wells now or hereafter located upon the leases and lands described in Exhibit "A" hereof.

     2.3 Seller shall install, maintain and operate, at Seller's sole cost, risk and expense, all requisite facilities of standard make and adequate capacity to enable Seller to deliver gas to Buyer at the point of delivery.
Buyer shall install, maintain and operate, at Buyer's sole cost, risk and expense, a suitable orifice meter or meters and other requisite facilities to enable Buyer to receive gas from Seller the point of delivery.

                                   ARTICLE III
                            DELIVERY DATE AND  PLACE

     3.1    The delivery and reception of said gas shall begin 60 days after the
                                                               --
signing of this contract, and Buyer's failure to accept and/or agree to pay Seller for all oil-well gas and substantial quantities of gas-well gas shall give Seller the right to cancel this contract at any time thereafter before deliveries of such quantities begin by serving ten (10) days written notice to Buyer. The plant shall be designed to recover a significant percentage of propane, butanes and essentially all of the heavier liquefiable hydrocarbons. After commencement of taking of gas hereunder, Buyer's obligation to pay for the same shall be computed as otherwise provided herein.

     3.2 The point of delivery of the gas, for measurement, allocation purposes and sampling hereunder shall be at vapor tight flow tanks and/or the gas outlet of the mechanical liquid-gas separators furnished by Seller and/or at the casingheads of the wells located on the leased premises covered hereby. Buyer shall have the right to install equipment acceptable to Seller on Seller's storage tanks for the purpose of saving and utilizing vapors therefrom, which vapors for the purpose of this contract, shall be considered oil-well gas. Gas (other than storage tank vapors) shall be delivered by Seller to Buyer at sufficient pressure to enter Buyer's gathering system, which shall not be operated at pressures in excess of 25 pounds per square inch gauge. Gas-well gas shall be delivered by Seller to Buyer at pressures not to exceed 700 pounds per square inch gauge except that Buyer shall lower its line pressure as required to permit Seller's gas wells to deliver in commercial quantities.

     3.3 It is further agreed that subsequent to the date Buyer commences receiving gas from any lease hereunder, in the event other leases covered hereby become productive of gas, Seller shall promptly give Buyer notice in writing thereof. Thereafter, Buyer shall promptly determine the quality and quantity of additional gas available and shall have ninety (90) days after said notice to connect to and commence receiving such gas; provided however, that if Buyer determines that the connection of such gas is uneconomical due to the quality and/or quantity thereof, Buyer shall promptly give Seller notice thereof, and Buyer shall be relieved henceforth of any obligation to connect such gas, and Seller may by thirty (30) days wirtten notice withdraw such gas and the acreage attributable thereto from the terms of this contract.

     3.4 Title to all gas and all components shall pass from Seller to Buyer at the point of delivery. Seller shall be solely liable and responsible for said gas prior to delivery thereof to Buyer, and Buyer shall be liable and responsible therefor from and after the point of delivery.

                                   ARTICLE IV
                                    QUANTITY

     4.1 The Buyer agrees to take (a) all the oil-well gas which tests more than seven-tenths (.7) of a gallon of pentanes and heavier liquefiable hydrocarbons per thousand cubic feet of gas, determined in accordance with Paragraph 7.1 (a) hereof, and (b) all of the gas-well gas. During periods when gas production from all properties connected to Buyer's plant exceeds the capacity of Buyer's plant and/or Buyer's surplus residue gas market, Buyer shall be obligated to take production by Seller from a given gas-bearing reservoir at rate which is equitable or ratable when compared to production from such reservoir by all producers marketing gas from same, giving first preference in Buyer's plant to the receipt and taking of oil-well gas. Seller shall have the right to dispose of any gas not taken by Buyer, provided, however, Seller must give Buyer Thirty (30) days notice that it proposes to dispose of said gas, and Buyer shall have the option to elect to take said gas by giving written notice within said thirty (30) days period to Seller that it elects to release said gas or to take said gas under the terms and conditions of this contract, in which event, Buyer shall have one hundred twenty (120) days to construct additional facilities for the taking and processing of said gas. In event Seller should not dispose of all or any part of said gas within one hundred eighty (180) days after the expiration of said first thirty (30) day notice, Seller will again be required to give thirty (30) days notice of its intention to dispose of said gas and Buyer will again have the option to elect to take said gas as hereinabove set forth.

                                   ARTICLE  V
                                     QUALITY

     5.1 Buyer may, but shall not be obligated to, receive and purchase gas hereunder that fails to meet the following specifications:

          a. At the point of delivery be free of water or crude oil exist-ing as a liquid at the conditions of delivery, as such conditions exist from time to time, and be free of dust, gums or other solid matter which may become separated from the gas and interfere with its transmission;

          b. Have a gross heating value of not less than one thousand and one hundred (1100) BTU's per cubic foot of gas when saturated with water vapor, as determined by test procedures approved by the American Gas Association.

          c. Not contain non-hydrocarbon substances which will cause the Plant products to fail to meet the specifications of the purchasers thereof

     5.2 In the event the gas tendered by Seller to Buyer should fail to meet any one or more of the above specifications from time to time, then Buyer shall have the continuing right at its election to cease receiving the delivery of gas from Seller so long as such conditions exist. In the event Buyer refuses to accept gas tendered it hereunder for a period of sixty (60) consecutive days, then Seller may, upon thirty (30) days prior written notice, withdraw from this contract such well or wells and the gas reserves attributable thereto from which such gas causing the quality deficiency is being produced; provided, however, Buyer may keep this agreement in force and effect as to such well or wells by agreeing to and commencing to receive said gas hereunder within said thirty (30) day period.

                                    ARTICLE V
                       METERS AND COMPUTATIONS OF VOLUMES

     6.1 Buyer shall install, operate and maintain suitable orifice meter, or meters, of standard make at the points of delivery provided for herein. All meters shall be installed and operated and volumes computed in accordance with the specifications prescribed in Gas Measurement Report No. 3 dated April 1955 of the Natural Gas Department of the American Gas Association, with revisions of September 1969, as the same may be amended from time to time or by any other method agreed upon between the parties hereto; provided, however, the manometer, Reynolds number and expansion factors shall be considered unity. Seller may, at its option and expense, install and operate meters to check Buyer's meter, provided such check meter installation in no way interfers with the proper operation of Buyer's meter. The amount of gas so metered shall be computed to a standard pressure of 14.65 psia and at a standard temperature of 60 Fahrenheit. For the purposes of computation it shall be assumed that the atmospheric pressure is 12.1 psia and that the gas obeys the Ideal Gas Laws as to variations of volume with pressure less than 100#, specific gravity and temperature. The flowing temperature of the gas being delivered at any point of delivery shall be assumed to be 60 Fahrenheit; provided however, Buyer, at its option, or at request of Seller, shall determine the actual flowing temperature of such gas by spot thermometer readings made as often as found necessary by practice, or by recording thermometer.

     6.2 At least once each six (6) months, Buyer at its expense shall verify the accuracy of its Measuring equipment. If either party shall notify the other that it desires a special test on any measuring equipment, the parties shall cooperate to secure a prompt verification of the accuracy of such equipment. Unless otherwise agreed upon Buyer shall notify Seller in writing, at least ten (10) days prior to any test of its measuring equipment, in order that the Seller may conveniently have its representative present. Cost of special tests shall be borne by party requesting same if measuring equipment is found to be registering accurately, and by Buyer if found to be registering inaccurately.

     6.3 If upon test any measuring equipment is found to be in error not more than two percent (2%), previous recordings of such equipment shall be considered accurate in computing deliveries hereunder, but such equipment shall be adjusted at once to record accurately. If upon test any measuring equipment shall be found to be inaccurate by an amount exceeding two percent (2%) at a recording corresponding to the average hourly rate of flow for the since the last preceding test, then such equipment shall he adjusted at once to record accurately, and any previous recordings of such equipments be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction shall be for a period extending over one-half of the time elapsed since the last test.

     6.4 In the event a meter is out of service or registering inaccurately, the volume of gas delivered hereunder shall be estimated by the first of the following methods which is feasible;

          a. Using the registration of any check meter or meters if installed and accurately registering, or

          b. In the absence of such check meter or meters, by correcting the error if the percentage of error is ascertained by calibration or mathematical computation, or

          c. In the absence of both (a) and (b) the volume of gas delivered during any such period when meter is out of service or registering inaccurately shall be determined by multiplying the number of barrels of oil or condensate produced during such period from the wells from which gas is delivered through the meter by the average volume of gas delivered hereunder per barrel of oil or condensate produced during the thirty (30) day period prior to the last test of the meter reflecting accurate measurement.

     6.5 The meter or meters installed by Buyer to measure gas sold and purchased hereunder shall be open to inspection at all reasonable times to Seller in the presence of Buyer. If requested, Buyer shall send the charts to Seller for checking, after which they are to be returned to Buyer within twenty
(20)  days  after  receipt.

     6.6 In the event the volume of gas received under this contract trom any delivery point during any month shall, in the judgment of Buyer, be sufficient to justify the expense of continuous measurement, Buyer may at its election discontinue continuous measurement of the gas purchased hereunder as above provided and in lieu of such continuous measurement determine the daily average volume of gas received by periodical meter measurements. Such periodical measurements shall be for periods of not less than two weeks and shall be made whenever, in the opinion of either party and in any event within thirty (30) days after written demand of Seller, the volume of gas delivered hereunder has changed sufficiently to again warrant measurement, but in no event shall such periodical measurement be made less often than once each calendar year. The daily average volume of gas determined by each such periodical measurement shall be used until, and shall be superseded by the next periodical measurement as herein provided.

                                   ARTICLE VII
                                      TESTS

     7.1 Buyer shall, at its expense, test the gas purchased and sold here-under to determine the composition of the gas and specific gravity as hereinafter provided:

          a.     Composition  of  the  Gas:  Buyer shall obtain a spot sample of
                  ------------------------
the gas purchased and sold hereunder while the gas is being produced under normal operating conditions. Analysis of such sample shall be made by Buyer at its election either by low temperature fractional analysis, gas chromatography, mass spectometer, or any other method accepted in the industry. The gallons per thousand cubic feet of each component shall be determined from said analysis by utilizing applicable conversion factors (corrected to the measurement conditions herein stated) as contained in N.C.P.A. Publication
:Bulletin  2145  as  revised  from  time  to  time.

          b.     Specific  Gravity:  The  specific  gravity of the gas purchased
                 -----------------
and sold hereunder shall be determined by Buyer, at its election, either by the impulse or momentum method as set out in A.G.A. gas measurement report, or any other method generally accepted in the industry.

     7.2     The  tests  provided to be made under the provisions of 7.1 (a) and
(b) above shall be made semi-annually by Buyer, after ten (10) days prior notice to Seller; each such test shall be effective the first day of the month following the making of such test and shall endure for a period of six (6) months unless prior thereto such tests are superseded by a special test, as hereinafter provided. Either party hereto may request in writing that special tests be made, at the expense of the party requesting same, when, in their opinion, the composition of the gas or its specific gravity differs from the results of earlier analysis materially. In the event any such special tests are made, same shall be effective immediately upon completion and shall endure for a period until the end of the semi-annual period within which such test was made, or until superseded by another special test.

                                  ARTICLE VIII
                                   RESIDUE GAS

     8.1 Buyer may, but shall not be obligated to, return residue gas to those points where gas was originally received and measured under Article III of Paragraph 3.2, such gas to be for the development and above ground operations of Seller's lease/s, the amount of such residue gas not to exceed an amount equal to the "residue gas remaining" from the gas currently delivered to Buyer from said lease. Buyer may deliver residue gas to Seller, at such points, at any pressure, but Buyer shall be under no obligation to deliver residue gas to Seller at such points at pressures in excess of ten (10) pounds per square inch gauge. "Residue gas remaining" shall be determined by multiplying the total actual volume of residue gas remaining from all natural gas delivered to said plant by a fraction, the numerator of which shall be the lease theoretical volume of residue gas remaining from the gas delivered from such lease and the denominator of which shall be the lease theoretical volume of residue gas remaining attributable to all leases delivering natural gas to the plant for processing.

     8.2 The lease theoretical volume of residue gas remaining from any lease shall be determined by multiplying the volume of gas delivered at the point of delivery by whichever of the following is applicable:

          a. The Mol percent of ethane and methane components in the gas when ethane or ethane rich gas is not being recovered and sold, or

          b. The Mol percent of the methane component in the gas when ethane or ethane rich gas is being recovered and sold.

     8.3 The volume of residue gas delivered to Seller's lease for development and above ground operations shall be measured and computed upon the pressure base set out in Paragraph 6.1 hereof, except in the event the volume of such gas does not, in Buyer's judgment justify a meter installation. During such time as no measurement is obtained, the volume of residue gas delivered to Seller shall be computed monthly from estimates based on the number of hours the consuming or using equipment is operated; such estimates to give due consideration to the size, type, horsepower, and/or capacity of such equipment. In lieu of the above, Buyer may, at its election, allocate the residue gas returned to leases as measured at the plant discharge into the residue gas system on the basis that each lease metered and/or estimated volume utilized, as above determined, bears to the summation of all lease metered and/or estimated volumes of residue gas utilized as determined in a like manner.

     8.4 In the event residue gas remaining to be returned hereunder by the Buyer shall be insufficient in quantity for the purpose of development and operations of said lease, the Seller hereby reserves the right to use gas from its lease sufficient in quantity to make up the deficiency. Utilization of said residue gas remaining so returned by Buyer shall be at Seller's risk.

     8.5 If Seller accepts and uses residue gas furnished by Buyer, such volume of residue gas shall be deducted each month from the volume for which Buyer is to pay Seller as provided in Article IX hereof.

                                   ARTICLE IX
                                      PRICE

     9.1 Buyer shall pay Seller each month for the gas delivered hereunder as determined at each delivery point a value which shall be in full consideration for the gas and, all components, and all plant products.

          a. Upon the effective date and for one year thereafter -- twenty six cents (26 ) per thousand cubic feet (MCF).
          b. The above price shall be increased one cent (1 ) per thousand cubic feet (MCF) at the beginning of the second year and each year thereafter over the price paid for the previous year.

                                    ARTICLE X
                                    PAYMEN'T

     10.1 Payment shall be made by the Buyer not later than the last day of each month for all gas delivered hereunder during the preceding month, and at the time payment is made a statement showing full details of the accounts shall be transmitted to the Seller accompanying the Buyer's check in payment therefor. Examination by the Seller of the books of account kept by the Buyer respecting said gas account shall be permitted by the Buyer at any and all reasonable hours.

                                   ARTICLE XI
                                    WARRANTY

     11.1 Seller warrants title to the gas delivered hereunder and that it has good right to sell gas to Buyer; however, Buyer shall not be required to make payments to Seller until Seller shall have submitted abstracts of title covering said leasehold showing good and merchantable title in Seller and that Seller has good right to sell said gas, all to the satisfaction of the attorneys of Buyer; provided however, if the title of Seller is questioned, or involved in any action, Buyer shall have the right to withhold payment during the pendency of such action or until said title is freed from such question, or until Seller furnishes bond conditioned to save Buyer harmless with surety acceptable to Buyer.

                                   ARTICLE XII
                             RESERVATIONS OF PARTIES

     12.1 Seller reserves gas for above ground development and operation of the leases and/or lands covered hereby, and for delivery to its lessors as required under the terms of its oil and gas leases.

     12.2 Seller may at any time, without liability to Buyer, clean out, deepen, re-work, plug back, use for injection or abandon any well or wells on the above described lands or use any efficient, modern, or approved method for the production of oil. Before any well or wells are taken out of service for any reason whatsoever, Seller shall, at its sole risk, cost, and expense, first disconnect same from Buyer's gas gathering system.

     12.3 Seller hereby specifically reserves the right to introduce air, gas, water, or any other extraneous substances into the well or wells covered hereby or into the formation or formations from which said well or wells are producing when in the exclusive judgment of Seller, the introduction of such substances is desirable in the operation of such well or wells for the production of oil and/or gas, even though such well or wells may be entirely destroyed as a producer or producers of gas; provided that if Seller's operations under this paragraph create a condition which, in the exclusive judgment of Buyer, makes the taking and utilization of gas therefrom unprofitable to Buyer, or should such operations tend to endanger the plant or property of Buyer or the lives of Buyer's employees should such diluted or contaminated gas be taken, then Buyer reserves the right to discontinue taking gas from the particular well or wells while being so operated.

                                  ARTICLE XIII
                                ROYALTY AND TAXES

     13.1 Seller agrees to account and pay to the lessors or royalty owners in the lease/s above described, in strict accordance with the provisions thereof, the royalty on the gas sold and delivered hereunder to Buyer.

13.2 In the event any new or additional tax should be assessed on the value of the gas sold hereunder and if Buyer is reimbursed by the purchaser of residue gas for such new or additional tax under the provisions of the Gas Purchase Agreement between Colorado Interstate Gas Company and Buyer, then to the extent such tax reimbursement applies to the gas purchased hereunder, Buyer shall reimburse Seller.

                                  ARTICLE  XIV
                                      DRIP

     14.1     Buyer  shall  keep  reasonably clear of obstruction   all its pipe
lines through which said gas is being delivered and shall own all liquid collected in such line.

                                   ARTICLE  XV
                                  FORCE MAJEURE

     15.1 Any failure of either party hereto to perform any of the obliga-tions hereunder shall be excused if such failure is due to "force majeure" as hereinafter defined. The term "force majeure" shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, flood, washouts, arrests and restraints of the Government, either Federal or State, civil and military, civil disturbances, explosions, breakage or accident to machinery or line of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, inability of any party hereto to obtain necessary materials, supplies or permits, due to existing or future rules, regulations, orders, laws or proclamations cf Governmental Authorities (both Federal and State), including both civil and military, and any other causes, whether of the kind herein enumerated or otherwise not reasonably within the control of the party claiming suspension.

     15.2 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that any force majeure shall be remedial with all reasonable

b. Accept and follow a producing schedule for all wells connected to the plant to be established by Buyer in cooperation with all gas suppliers delivering gas to the plant.

                                  ARTICLE XVIII
                                  RIGHT-OF-WAY

     18.1 Insofar as Seller's lease/s and/or lands permit, Buyer is granted the right to lay and maintain lines and to install any necessary equipment on said lease/s and/or lands and shall have the right to free entry for any purpose incidental to this contract so long as such purpose does not interfere with lease operations or the rights of owners in fee. All lines and other equipment placed by Buyer on said leases and/or lands shall remain the property of the Buyer and, subject to the terms of this contract, may be removed by Buyer at any time.

                                   ARTICLE XIX
                                    INDEMNITY

     19.1 Buyer shall indemnify and hold Seller harmless against any claims for damages growing out of the operations conducted hereunder by the Buyer. Likewise, Seller shall indemnify and hold Buyer harmless against any claims for damages growing out of Seller's operations of the lease herein described.

                                   ARTICLE XX
                                      SCOPE

20.1 In the event the property above described covers more than one lease, this contract shall be construed as a separate.contract on each lease.

                                   ARTICLE XXI
                                REGULATORY BODIES

     21.1 This contract shall be subject to all valid present and future orders, rules and regulations of any duly constituted Federal or state regulatory body having jurisdiction of the production, transportation, purchase or sale of gas, and any and all failures of Seller to deliver, and of Buyer to receive, gas hereunder caused by such orders, rules and regulations shall be deemed to be excused under the provisions of "force majeure".

     21.2 All gas purchased, sold and delivered hereunder shall be transported, sold, consumed and utilized within the State of Colorado, and will not be utilized in interstate commerce.

                                  ARTICLE XXII
                                   UNITIZATION

     22.1 Seller reserves the right to unitize any of the lease/s and/or lands covered hereby with other properties, in which event this contract will cover Seller's interest in any such unit, but only insofar as such interest is attributable to the lease/s and/or lands covered hereby.

                                  ARTICLE XXIII
                                       TERM

     23.1 This contract shall be effective as of the date and year first above written and shall remain in full force and effect for the life of the oil and gas lease/s of Seller or any extension or renewal thereof or in the case of mineral fee lands, so long as Buyer continues the operation of its plant.

                                  ARTICLE XXIV
                              COUNTERPART EXECUTION

     24.1 The rights and obligations imposed by this contract shall be severable as to each person or group of persons among those listed as "Seller" owning a distinct legal interest in the lease described and the oil and gas produced pursuant to the provisions thereof; and, this contract shall be fully binding upon such person or group of persons after execution, irrespective of whether or not all other persons described as "Seller" join in the execution of this contract or of an exact counterpart thereof.

                                   ARTICLE XXV
                                   ASSIGNMENT

     25.1 This contract shall extend to and be binding upon the parties hereto, there heirs, administrators, successors and assigns, but no transfer of or succession to the interest of the Seller hereunder, wholly or partially, shall affect or bind the Buyer until it shall have been furnished at the office of the Buyer in the City of Tulsa, Oklahoma, with the original instrument or with the proper proof that the claimant is legally entitled to such interest.

                                  ARTICLE XXVI
                                     NOTICES

     26.1 Notices to be given hereunder shall be deemed sufficiently given and served when and if deposited in the United States Mail, postage prepaid and registered or certified, addressed as follows:

Seller:                         BANDER  OIL  COMPANY
-------
                                1660  Lincoln  Street
                                Suite  1420
                                Denver, Colorado 80203




Buyer:                          Sun  Oil  Company  (Delaware)
------
                                P.  0.  Box  2039
                                Tulsa,  Oklahoma  74102

or  to  such  other address as either party respectfully hereinafter designates.

     26.2 Routine communications, including monthly statements, payments and notices of tests shall be considered as duly delivered when mailed by either registered or certified mail or ordinary first-class mail, postage prepaid, to the appropriate address above specified.

     INWITNESS  WHEREOF,  the  parties  have  hereto  subscribed  their  names:


                                SUN  OIL  COMPANY  (DELAWARE)

                                BY:    (SIGNED)
                                   -------------------------------
                                         Attorney-In-Fact


                                BANDER  OIL  COMPANY

                                BY:    (SIGNED)
                                -------------------------------
                                "Individually  and  as  Operator"

                               40480 - A (STAMPED)



                                   EXHIBIT "A"

To  Gas  Purchase Contract, dated the 12th day of  February               ,1974,
                                      ----         ------------------------  --
between         Bander  Oil  Company                                 referred to
as "SELLER", and SUN OIL COMPANY (DELAWARE), hereinafterer referred to as "BUYER".


Lease Number    Description                 Gross Acres  Net Acres
--------------  --------------------------  -----------  ---------
CO - 6565       N/2 18 & N/2 N/2 20-6S-62W  480          480
CO - 6804       S/2 & S/2 N/2    20-6S-62W  480          480
CO - 6817, 18   SE/4             18-6S-62W  160          160
CO - 6817, 1-5  All 13-6S-63W               640          640
CO - 7188       Lot 2, E/2 SW/4  18-6S-62W  154.54       154.54


Shell's 50% working interest in Sections 17, 18, and 20-T6S-R62W, and Section 13-T6S-R63W, Elbert County, Colorado, as set out in the Operating Agreement dated January 1, 1969, between Union Pacific Railroad.Company (now Champlin Petroleum Company) and Shell Oil Company. Shell's interest is represented by Shell's leases covering the above acreage.



                               40480 - A (STAMPED)

                                   EXHIBIT "A"


To  Gas  Purchase  Contract,  dated the 12th  day of ________February____, 1974,
                                        ----                 -------------   --
between                 Bander  Oil Company            referred to as  "SELLER",
and  SUN  OIL  COMPANY  (DELAWARE),  hereinafter  referred  to  as  "BUYER".
Lease Number       Description                           Gross Acres  Net Acres
--------------     ------------------------------        -----------  ---------

(hand written)     Whitehead 18-4 (op. by Sohio)
CO - 6565          N/2 18 & N/2 N/2 20-6S-62W            480          480
(hand written)     Sabo 13-20 (op. by Champlin)
CO - 6804          S/2 & S/2 N/2       20-6S-62W         480          480
(hand written)     C. Morris (op. by Champlin)
CO - 6817, 18      SE/4             X 18-6S-62W          160          160
CO - 6817, 1-5  X  All 13-6S-63W (Morris 13-4, 13-6, 13-8,
                   13-12, 13-14 (op. by Sohio); Morris 44-18 op. by Champlin) (hand written)
CO - 7188          Lot 2, E/2 SW/4      18-6S-62W (Clark)   154.54       154.54
                   Bander int. only  (hand written)


Shell's 50% working interest in Sections 17, 18, and 20-T6S-R62W, and Section 13-T6S-R63W, Elbert County, Colorado, as set out in the Operating Agreement dated January 1, 1969, between Union Pacific Railroad Company (now Champlin Petroleum Company) and Shell Oil Company. Shell's interest is represented by Shell's leases covering the above acreage.


                              40480 - A  (STAMPED)